UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    October 6, 2011

TOPSPIN MEDICAL, INC. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-144472 (Commission File Number)	510394637 (I.R.S. Employer Identification Number)

25 Lechi Bnei-Brak, Israel (Address of Principal Executive Offices)	Not Applicable (Zip Code)

972-3-6167055 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to the Current Report on Form 8-K filed by TopSpin Medical, Inc. on October 12, 2011 is being filed to correct an error in the description of Mr. Eitan Shtarkman’s tenure as the Chief Executive Officer of TopSpin Medical, Inc.  Mr. Shtarkman served as the Company’s Chief Executive Officer between February 2011 and July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.
Date: April 24, 2012	By:	/s/ Hanan Waksman
Name: Hanan Waksman Title: Chief Executive Officer